EXHIBIT 99.3

GLOBAL SIGNAL INC. FORM OF ELECTION AND LETTER OF TRANSMITTAL

Pursuant to the terms of the Agreement and Plan of Merger, as described and set forth in the Joint Proxy Statement/Prospectus, dated November 29, 2006, upon consummation of the merger, each share of Global Signal Inc. common stock will be converted into the right to receive either Crown Castle International Corp. common stock or cash. As a Global Signal Inc. stockholder, you are being given the opportunity to elect for each Global Signal Inc. common share:

•	1.61 shares of Crown Castle common stock (the “stock consideration”) or

•	$55.95 in cash (the “cash consideration”).

Your election is subject to certain proration rules, as described in the Joint Proxy Statement/Prospectus.

I/we the undersigned surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of Global Signal Inc. common stock represented by the enclosed certificates, have full authority to surrender these certificates and give the instructions in this Form of Election and Letter of Transmittal and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

1	Signature: This form must be signed by the registered holder(s) exactly as their names(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X Signature of Stockholder Date Daytime Telephone #
X Signature of Stockholder Date Daytime Telephone #

2 SUBSTITUTE FORM W-9
PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.	è

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Reverse Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:		Date:

PLACE AN ☒ IN ONE ELECTION BOX ONLY
3	All Cash Consideration Election	4	All Stock Consideration Election
(SHARES ELECTED FOR CASH CONSIDERATION)
5	Mixed Election		•
	WHOLE SHARES			FRACTIONS
Note: Remaining shares are elected for stock consideration.
6	No Preference

If you cannot produce some or all of your Global Signal Inc. stock certificates please see the reverse side of this form for instructions.

Please complete the back if you would like to transfer ownership or request special mailing.

7 ALLOCATION OF STOCK AND CASH CONSIDERATION AMONG PARTICULAR BLOCKS OF GLOBAL SIGNAL COMMON STOCK SURRENDERED (OPTIONAL)

As described in the Joint Proxy Statement/Prospectus under “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”, if you own different blocks of Global Signal Inc. common stock that you acquired at different times and/or at different prices and you have elected to receive cash consideration for all or a portion of your shares, you may (but you are not obligated to) elect to expressly allocate such cash consideration and any stock consideration among such different blocks. By completing and signing this part of the Form of Election and Letter of Transmittal, you will be making such an express allocation. If you do not make an express allocation on this form, then, as described in the Joint Proxy Statement/Prospectus under “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”, the deemed allocation set forth in the merger agreement will apply. PLEASE READ THE INSTRUCTIONS SET FORTH BELOW.

Order of Priority for Allocation of Cash Consideration in Merger 1	Number of Shares of Global Signal Common Stock 2	Purchase Date of Global Signal Common Stock 3	Purchase Price of Global Signal Common Stock 4	Cash or Stock Consideration Received in Merger 5
1
2
3
4
5
6

Signature of Stockholder	Date

INSTRUCTIONS FOR COMPLETING THE ALLOCATION

1.      When you complete and sign this optional part of the Form of Election and Letter of Transmittal, you will not know how much cash you will receive because the cash consideration that you will receive is subject to the proration rules set forth in the Agreement and Plan of Merger. As a result, you must establish an order of priority for the allocation of cash to your various blocks of shares of Global Signal Inc. common stock in case the amount of cash you receive is less than your cash consideration election. Your shares of Global Signal Inc. common stock with the highest priority for cash should be inserted in the first line, your shares of Global Signal common stock with the second highest priority for cash should be inserted in the second line and so on in descending order.

2.      You should complete each line on a share block-by-share block basis. A block of shares is a block of shares that you bought on the same date for the same price. Please insert the number of shares in your block of Global Signal common stock that you bought on the same date for the same price. If there is not enough space, please copy this part of the Form of Election and Letter and Transmittal as often as necessary and complete and sign each copy in accordance with these instructions.

3.      Please insert the total purchase price for the associated block of shares of Global Signal common stock.

4.      Please insert the date on which you bought the associated block of shares of Global Signal common stock.

5.      If you want to receive cash, please insert “cash”. If you want to receive shares of Crown Castle common stock, please insert “stock”.

6.      Since your express allocation (or the lack thereof) may affect how you will be taxed in connection with the merger, you should consult your own tax advisor before completing and signing this part of the Form of Election and Letter of Transmittal. You should also read the description in the Joint Proxy Statement/Prospectus under “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”.

8	SPECIAL TRANSFER INSTRUCTIONS

If you want your certificates for shares of Crown Castle common stock, check for fractional shares, and/or check for cash to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)

Address (Number and Street)	(Name of Guarantor - Please Print)

(City State & Zip Code)	(Address of Guarantor or Firm)

(Tax Identification or Social Security Number)

9	LOST, MISSING OR DESTROYED CERTIFICATES
If you cannot locate some or all of your Global Signal Inc. stock certificates, please call American Stock Transfer & Trust Co. at 1-800-937-5449.

If the Exchange Agent has not RECEIVED an effective Form of Election and Letter of Transmittal from a holder of shares of Global Signal Inc. common stock at the Exchange Agent’s designated office by 5:00 p.m., New York City time, on or prior to January 8, 2007, such holder shall be deemed to have made no election and such holder’s shares of Global Signal Inc. common stock shall be deemed to have been elected to be exchanged for all stock consideration.

INSTRUCTIONS FOR COMPLETING THE FORM OF ELECTION AND LETTER OF TRANSMITTAL

1	Sign, date and include your daytime telephone number in this Form of Election and Letter of Transmittal in Box 1 and, after completing all other applicable sections, return this form and your stock certificates in the enclosed envelope.

2	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

3	If you are electing to receive all cash consideration, please check this box only.

4	If you are electing to receive all stock consideration, please check this box only.

5	If you are electing to receive cash consideration for a specified number of shares, please check this box only. You will receive stock consideration for any remaining shares.

6	To specify no election preference, please check this box only.

7	If you want to expressly allocate your cash consideration election or mixed consideration election to specific shares of your Global Signal Inc. common stock, please follow the instructions for completion of Box 7.

8	If you want certificates for shares of Crown Castle common stock, check for fractional shares, and/or check for cash to be issued in another name, complete the Special Transfer Instructions in Box 8. Signature(s) in Box 8 must be medallion guaranteed.

9	If you cannot locate some or all of your Global Signal Inc. stock certificates, please follow the instructions in Box 9.

Please refer to the instructions included in your packet for additional information. If you wish to designate an allocation of the merger consideration among your Global Signal Inc. shares for tax purposes, please consult your tax advisor.

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone - 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:	1-888-867-6197 (Toll Free)
From outside the U.S.:	1-201-680-6590 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier:	By Hand:

Mellon Investor Services LLC	Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Reorganization Dept.	Attn: Reorganization Dept.	Attn: Reorganization Dept.
P.O. Box 3448	480 Washington Boulevard	120 Broadway, 13th Floor
South Hackensack, NJ 07606	Mail Drop-Reorg	New York, NY 10271
Jersey City, NJ 07310

INSTRUCTIONS FOR COMPLETING THE

FORM OF ELECTION AND LETTER OF TRANSMITTAL

These instructions are for the accompanying Form of Election and Letter of Transmittal for the registered stockholders of Global Signal Inc. All elections are subject to the Agreement and Plan of Merger, dated October 5, 2006, by and among Global Signal Inc. (“Global Signal”), Crown Castle International Corp. (“Crown Castle”) and CCGS Holdings LLC, a wholly owned subsidiary of Crown Castle (the “merger agreement”), which was furnished to stockholders as part of the Joint Proxy Statement/Prospectus dated November 29, 2006.

GENERAL INSTRUCTIONS

The Form of Election and Letter of Transmittal is to be completed and submitted to Mellon Investor Services LLC (the “Exchange Agent”) prior to the Election Deadline indicated below by those holders of shares of Global Signal common stock (“Global Signal shares”) desiring to make an election. It also may be used, following the consummation of the merger, as a Letter of Transmittal to accompany the surrender of Global Signal shares to be exchanged for the merger consideration by holders of Global Signal shares who do not complete and submit the Form of Election and Letter of Transmittal prior to the Election Deadline, although such holders will receive another Letter of Transmittal that can also be used for this purpose after the consummation of the merger.

Until a record holder’s Global Signal share certificate(s) or confirmation of a book-entry transfer of the holder’s Global Signal shares into the Exchange Agent’s account at DTC is received by the Exchange Agent at one of the addresses set forth on the front of the Form of Election and Letter of Transmittal, together with any other documents the Exchange Agent may require, and until the same are processed for exchange by the Exchange Agent, the holder will not receive share certificates for shares of Crown Castle common stock (“Crown Castle shares”) and/or a check representing cash consideration or cash in lieu of fractional shares (if any) in exchange for such holder’s Global Signal share certificate(s). No interest will accrue on any cash consideration or any cash in lieu of fractional shares.

Any holder of Global Signal shares who has made an election by submitting a Form of Election and Letter of Transmittal to the Exchange Agent may, at any time prior to the Election Deadline, change such holder’s election by submitting to the Exchange Agent a revised, later-dated Form of Election and Letter of Transmittal, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline. Any holder of Global Signal shares may, at any time prior to the Election Deadline, revoke an election and withdraw the certificate(s) for such holder’s Global Signal shares deposited with the Exchange Agent by written notice to the Exchange Agent received prior to the Election Deadline. After the Election Deadline, a holder of Global Signal shares may not change an election and may not withdraw certificate(s) unless the merger agreement is terminated.

If the Exchange Agent, Mellon Investor Services LLC, has not RECEIVED a properly completed Form of Election and Letter of Transmittal from a holder of shares of Global Signal common stock at the Exchange Agent’s designated office by 5:00 p.m., New York City time, on or prior to January 8, 2007 (the “Election Deadline”), such holder shall be deemed to have made no election and each of such holder’s Global Signal shares will be converted into the right to receive 1.61 shares of Crown Castle common stock.

FORM OF ELECTION AND LETTER OF TRANSMITTAL

ABOUT YOU AND YOUR SHARES (BOX 1)

Shown above Box 1 of the Form of Election and Letter of Transmittal are the registration number of your account and the number and type of shares owned by you, as reflected on the records of Global Signal at the time of mailing these instructions. If your stock certificate(s) is lost, please follow the instructions in Box 9 of the Form of Election and Letter of Transmittal or contact the Exchange Agent, Mellon Investor Services, at 1-888-867-6197. Strike any incorrect address information that is printed above Box 1 of the Form of Election and Letter of Transmittal. Clearly print the correct address in the space beside the printed information.

ELECTION OPTIONS AND REQUIRED SIGNATURES (BOXES 1-6)

The terms of the merger agreement allow you to choose, subject to certain limitations, the type of consideration you receive for each of your shares. For more information, please refer to the Joint Proxy Statement/Prospectus dated November 29, 2006. Regardless of the option you choose, your stock certificate(s) must be returned with the Form of Election and Letter of Transmittal for your election to be valid (unless the delivery of such certificate(s) is guaranteed as set forth below in these instructions in the section “NOTICE OF GUARANTEED DELIVERY”).

1)	Election Options (BOXES 3-7)

Select from the following options:

BOX 3.	Exchange each of your Global Signal shares for $55.95 in cash (the “all cash consideration election”). Check Box 3 on the Form of Election and Letter of Transmittal if you would like to make the all cash consideration election for all of your Global Signal shares being surrendered with the Form of Election and Letter of Transmittal. You will receive $55.95 for each Global Signal share, subject to proration to preserve a cash consideration cap of $550 million, after taking into account all of the elections made by all of the Global Signal stockholders. Note that no fractional shares will be issued, so you also will receive a cash payment in lieu of any fractional shares.

BOX 4.	Exchange each of your Global Signal shares for 1.61 shares of Crown Castle common stock (the “all stock consideration election”). Check Box 4 on the Form of Election and Letter of Transmittal if you would like to make the all stock consideration election for all of your Global Signal shares being surrendered with the Form of Election and Letter of Transmittal. Note that no fractional shares will be issued, so you also will receive a cash payment in lieu of any fractional shares.

BOX 5.	Exchange a portion of your Global Signal shares for cash and the balance of your Global Signal shares for 1.61 shares of Crown Castle common stock (the “mixed consideration election”). Check Box 5 on the Form of Election and Letter of Transmittal if you would like to make the mixed consideration election for your Global Signal shares being surrendered with this Form of Election and Letter of Transmittal. If you select this option, you must indicate the number of Global Signal shares in exchange for which you are electing to receive cash consideration of $55.95 per each Global Signal share, subject to proration to preserve a cash consideration cap of $550 million, after taking into account all of the elections made by all of the Global Signal stockholders. You will deemed not to have made an election with respect to your remaining Global Signal shares and each such remaining share will be converted into the right to receive 1.61 shares of Crown Castle common stock.

BOX 6.	No preference indicated as to form of consideration. Check Box 6 on the Form of Election and Letter of Transmittal if you do not wish to indicate any preference as to the form of consideration you will receive for your Global Signal shares in the merger.

2)	Required Signatures (BOX 1)

All individuals listed on the account must sign the Form of Election and Letter of Transmittal. Please be sure to include your daytime telephone number.

By your signature, you (1) acknowledge receipt of the Joint Proxy Statement/Prospectus and agree that all elections, instructions and orders in the Form of Election and Letter of Transmittal are subject to the terms and conditions of the merger agreement, the Joint Proxy Statement/Prospectus and the instructions applicable to the Form of Election and Letter of Transmittal; (2) represent and warrant that you are, as of the date hereof, and will be, as of the effective time of the merger, the record holder of the shares of Global Signal common stock represented by the share certificate(s) surrendered herewith, with good title to those shares and full power and authority (i) to sell, assign and transfer those shares free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims and (ii) to make the election indicated on the Form of Election and Letter of Transmittal; (3) agree that you will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of the Global Signal shares represented by the share certificate(s) surrendered herewith; (4) irrevocably appoint the Exchange Agent, as your agent, to effect the exchange pursuant to the merger agreement and the instructions hereto; (5) authorize and instruct the Exchange Agent to deliver the certificate(s) covered hereby, and to receive on your behalf, in exchange for the Global Signal shares represented by such certificate(s), any check and/or any certificate(s) for shares of Crown Castle common stock issuable to the undersigned; (6) authorize the Exchange Agent to follow any election and to rely upon all representations, certifications and instructions contained in the Form of Election and Letter of Transmittal; and (7) agree that all authority conferred or agreed to be conferred in the Form of Election and Letter of Transmittal is binding upon your successors, assigns, heirs, executors, administrators and legal representatives and is not affected by, and survives, your death or incapacity.

3)	W-9 Certification (BOX 2)

Certify that the Social Security Number printed on the form is correct. Regardless of whether you have previously furnished a Taxpayer Identification Number (TIN), Social Security Number (SSN) or the certification on Form W-9 with respect to dividend payments, you must again furnish this number on the Substitute Form W-9 Certification.

If you are a trustee, executor, administrator or someone who is acting on behalf of a stockholder and your name is not printed on the Form of Election and Letter of Transmittal, you must include your full title and send us proper evidence of your authority to exchange the shares.

VALIDITY OF SURRENDER; IRREGULARITIES

Any disputes regarding your election or the elections made by other Global Signal stockholders will be resolved by the Exchange Agent (in consultation with Global Signal and Crown Castle) and its decision will be final for all parties concerned. The Exchange Agent has the right, subject to reasonable discretion, to reject any and all Forms of Election and Letters of Transmittal that it determines are not in proper form or to waive minor defects in any Form of Election and Letter of Transmittal. Surrenders of stock certificate(s) will not be effective until all defects or irregularities that have not been waived by the Exchange Agent have been corrected. None of the Exchange Agent, Global Signal or Crown Castle is under any obligation to provide notification of any defects in the deposit and surrender of any certificate(s) formerly representing Global Signal shares, nor shall the Exchange Agent, Global Signal or Crown Castle be liable for any failure to give any such notification. Please return your Form of Election and Letter of Transmittal promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

ALLOCATION OF STOCK AND CASH CONSIDERATION (BOX 7)

If you own different blocks of Global Signal common stock that you acquired at different times and/or at different prices and you have elected to receive cash consideration for all or a portion of your shares, you may

(but you are not obligated to) elect to expressly allocate such cash consideration and any stock consideration among such different blocks. If you would like to make such an express allocation, complete and sign Box 7. Since your express allocation (or the lack thereof) may affect how you will be taxed in connection with the merger, you should consult your own tax advisor before completing and signing this part of the Form of Election and Letter of Transmittal.

UNLESS THERE ARE SPECIAL TRANSFER OF PAYMENT INSTRUCTIONS OR SPECIAL DELIVERY INSTRUCTIONS, OR YOU ARE REPORTING LOST, STOLEN OR DESTROYED CERTIFICATES, YOU NEED NOT CONTINUE TO THE NEXT SECTION. HOWEVER, BEFORE YOU MAIL YOUR ELECTION FORM, MAKE SURE YOU DO THE FOLLOWING:

1)	Verify the election you have chosen;

2)	Sign and date the Form of Election and Letter of Transmittal and include your daytime phone number;

3)	Verify the SSN or TIN printed on the form and sign the Substitute Form W-9 certification; and

4)	Include your Global Signal stock certificate(s) with the Form of Election and Letter of Transmittal in the enclosed envelope (unless the delivery of such certificate(s) is guaranteed as set forth below in these instructions in the section “NOTICE OF GUARANTEED DELIVERY”).

SPECIAL TRANSFER INSTRUCTIONS (BOX 8)

If you want your shares of Crown Castle common stock registered or your check made payable in a name or names different from the name(s) printed on the Form of Election and Letter of Transmittal, please follow the instructions below.

First, print the name(s) and address(es) of the person(s) receiving the shares in the space provided under Special Transfer Instructions. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your Form of Election and Letter of Transmittal.

Name change due to marriage or transfer of ownership to another individual:

1)	Obtain a signature guarantee for the stockholder whose name is printed on the Form of Election and Letter of Transmittal. If it is a joint account both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2)	Complete the Substitute Form W-9 in Box 2 of the Form of Election and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the instructions for completing substitute Form W-9 for more detailed information.

Stockholder whose name is printed on the Form of Election and Letter of Transmittal is deceased. You are the executor or administrator of the estate:

1)	Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

2)	Obtain a signature for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

3)	Complete the Substitute Form W-9 in Box 2 of the Form of Election and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the instructions for completing substitute Form W-9 for more detailed information.

The account is a joint account and one of the account holders is deceased. Transferring shares to the survivor only:

1)	Provide a certified (under raised seal) copy of the death certificate.

2)	Provide the survivor’s signature. (Signature guarantee is not necessary in this case.)

3)	Complete the Substitute Form W-9 in Box 2 of the Form of Election and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the instructions for completing substitute Form W-9 for more detailed information.

The account is a joint account and one of the account holders is deceased. Transferring shares to the survivor and adding a name:

1)	Provide a certified (under raised seal) copy of the death certificate.

2)	The survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker whose is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

3)	Complete the Substitute Form W-9 in Box 2 of the Form of Election and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the instructions for completing substitute Form W-9 for more detailed information.

The account is a custodial account and the former minor has reached the legal age of majority:

1)	The former minor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Security Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2)	Provide a certified (under raised seal) copy of the birth certificate for the former minor.

3)	Complete the Substitute Form W-9 in Box 2 of the Form of Election and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the instructions for completing substitute Form W-9 for more detailed information.

If the request is being made by a minor who has now reached the age of majority:

1)	The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2)	Complete the Substitute Form W-9 in Box 2 of the Form of Election and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the instructions for completing substitute Form W-9 for more detailed information.

You want to have the account registered in the name of a trust:

1)	Obtain a signature guarantee for the stockholder whose name is printed on the Form of Election and Letter of Transmittal. If it is a joint account both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2)	Provide a copy of the first and last pages of the trust agreement.

3)	Complete the Substitute Form W-9 in Box 2 of the Form of Election and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the instructions for completing substitute Form W-9 for more detailed information.

LOST, MISSING OR DESTROYED CERTIFICATE(S) (BOX 9)

If you cannot locate some or all of your Global Signal Inc. stock certificates, please call American Stock Transfer & Trust Co. at 1-800-937-5449.

NOTICE OF GUARANTEED DELIVERY

If your Global Signal share certificate(s) are not immediately available or you cannot deliver your certificate(s) and all other required documents to the Exchange Agent or complete the procedure for delivery of Global Signal shares by book-entry transfer into the Exchange Agent’s account at the Depository Trust Company (DTC) prior to the Election Deadline, you may deliver your Global Signal share(s) by properly completing and duly executing a Notice of Guaranteed Delivery if (1) the Guarantee of Delivery is made by or through a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company in the United States; (2) prior to the Election Deadline, the Exchange Agent receives a properly completed and duly executed Notice of Guaranteed Delivery, as provided herein, together with a properly completed and duly executed Form of Election and Letter of Transmittal and any other documents required by the Form of Election and Letter of Transmittal; and (3) the certificates for any Global Signal shares covered by the Notice of Guaranteed Delivery, in proper form for transfer (or confirmation of a book-entry transfer of such Global Signal shares into the Exchange Agent’s account at DTC), are received by the Exchange Agent within three New York Stock Exchange trading days after the Election Deadline. If the above requirements are not satisfied in a timely manner, you will be deemed to have made no election.

If your circumstances differ from those listed above, or if you have any other questions, please contact Mellon Investor Services at 1-888-867-6197.

DELIVERY INSTRUCTIONS

Mellon Investor Services LLC

For information (Toll Free): 1-888-867-6197

By Regular Mail

Mellon Investor Services LLC

Reorganization Department

Post Office Box 3448

South Hackensack, NJ 07606

By Registered Insured Mail or Overnight Delivery:

Mellon Investor Services LLC

Reorganization Department

480 Washington Boulevard

Mail Drop-Reorg

Jersey City, NJ 07310

By Hand:

Mellon Investor Services LLC

Reorganization Department

120 Broadway

13th Floor

New York, NY 10271

Notice of Guaranteed Delivery of Shares of Global Signal Inc. Common Stock Pursuant to the Form of Election and Letter of Transmittal (Not To Be Used For Signature Guarantee)

This form or a facsimile copy must be used to guarantee delivery of shares of common stock of Global Signal Inc. (“Global Signal”) to Mellon Investor Services LLC (the “Exchange Agent”) if stock certificates for shares of Global Signal Inc. common stock cannot be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on January 8, 2007 (the “Election Deadline”).

This form, when properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Exchange Agent as follows:

By Mail:	By Hand:	By Overnight Delivery:
Mellon Investor Services LLC	Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Reorganization Department	Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 3448	120 Broadway, 13th Floor	480 Washington Boulevard
South Hackensack, NJ 07606	New York, NY 10271	Mail Drop – Reorg
Jersey City, NJ 07310

By Facsimile Transmission:

(201) 680-4626

Confirm Receipt by Telephone:

(201) 680-4860

Delivery of this form to an address other than as set forth above or transmission of this form to a facsimile number other than as set forth above does not constitute valid delivery.

This form is not to be used if your stock certificates are lost, mutilated or destroyed.

This form is not to be used to guarantee signatures. If a signature on the Form of Election and Letter of Transmittal is required to be guaranteed, the medallion signature guarantee must appear in the space provided in the signature box on the Form of Election and Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby surrenders to the Exchange Agent, upon the terms and subject to the conditions set forth in the Form of Election and Letter of Transmittal and related instructions, receipt of which is hereby acknowledged, the number of shares of Global Signal common stock specified below pursuant to the guaranteed delivery procedure set forth below.

Please type or print.

Certificate Nos. (if available):

Number of Shares:

Name(s):

Address:

Area Code(s) and Telephone Number(s):

(Signature)

Dated:

If the shares will be delivered by book-entry transfer, fill in the applicable account number below:

The Depository Trust Company (DTC)

DTC Account Number:

Transaction Code Number:

GUARANTEED DELIVERY PROCEDURE

In order for an election to be effective, the Exchange Agent must receive a properly completed Form of Election and Letter of Transmittal, accompanied by stock certificate(s) representing shares of Global Signal common stock covered by your Form of Election and Letter of Transmittal, by the Election Deadline. Persons whose stock certificate(s) are not immediately available also may make an election by (i) having this Notice of Guaranteed Delivery properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States and (ii) submitting it, together with a properly completed Form of Election and Letter of Transmittal, to the Exchange Agent by the Election Deadline. The validity of this election is subject to the condition that the stock certificate(s), the delivery of which is hereby guaranteed, are delivered to the Exchange Agent no later than 5:00 p.m., New York City time, on the third business day after the Election Deadline (the “Guaranteed Delivery Deadline”).

If the Exchange Agent does not receive a properly completed Form of Election and Letter of Transmittal, accompanied by the necessary stock certificate(s), by the Election Deadline (unless (i) a Notice of Guaranteed Delivery, accompanied by a properly completed Form of Election and Letter of Transmittal, has been properly completed and delivered by the Election Deadline and (ii) the stock certificate(s) described in the Notice of Guaranteed Delivery are received by the Exchange Agent by the Guaranteed Delivery Deadline), the stockholder will be deemed to have not made an election and each of such holder’s Global Signal shares will be converted into the right to receive 1.61 shares of Crown Castle International Corp. common stock.

DELIVERY GUARANTEE (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY THAT IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY THAT IS AN “ELIGIBLE GUARANTOR INSTITUTION”, AS SUCH TERM IS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN “ELIGIBLE GUARANTOR INSTITUTION”), GUARANTEES THE DELIVERY TO THE EXCHANGE AGENT OF THE SHARES SURRENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES SURRENDERED HEREBY HAVE BEEN DELIVERED INTO THE EXCHANGE AGENT’S ACCOUNT AT THE DEPOSITORY TRUST COMPANY, NO LATER THAN THE GUARANTEED DELIVERY DEADLINE.

The Eligible Guarantor Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the stock certificate(s) representing the shares of Global Signal common stock to the Exchange Agent no later than the Guaranteed Delivery Deadline. Failure to do so could result in a financial loss to such Eligible Guarantor Institution.

Authorized Signature:

Name:

Title:

Name of Firm:

Address (including zip code):

Area Code and Telephone Number:

Date:

December 8, 2006

Dear Global Signal Inc. Stockholders:

Thank you for your support in completing the merger of Global Signal Inc. (“Global Signal”) with and into CCGS Holdings LLC, a wholly owned subsidiary of Crown Castle International Corp. (“Crown Castle”), pursuant to the terms of the Agreement and Plan of Merger, dated October 5, 2006, among Global Signal, Crown Castle and CCGS Holdings LLC (the “merger agreement”). The merger will be considered at a special meeting of Global Signal stockholders to be held on January 11, 2007. Pending receipt of stockholder approvals and all necessary regulatory approvals, we currently expect that the merger will become effective on January 12, 2007.

As outlined in the November 29, 2006 Joint Proxy Statement/Prospectus mailed to you under separate cover (the “Joint Proxy Statement/Prospectus”), the terms of the merger agreement provide that each Global Signal stockholder has the opportunity to elect to receive, for each share of Global Signal common stock that he or she owns, either 1.61 shares of Crown Castle common stock (the “stock consideration”) or $55.95 in cash (the “cash consideration”).

Stockholders may make an election for the stock consideration or the cash consideration with respect to all or any number of their Global Signal shares. The aggregate amount of cash consideration will be capped at $550 million and will be prorated among Global Signal’s stockholders who make elections for cash consideration to the extent that the aggregate amount of cash consideration elected exceeds the $550 million cap.

All of the documents necessary to complete your election are included in this package. Please review the following documents carefully:

(1)	the Form of Election and Letter of Transmittal, which enables you to make your election, attach your stock certificates and complete the Substitute Form W-9 to certify your taxpayer identification/social security number;

(2)	the Substitute Form W-9 Guidelines;

(3)	the Instructions for Completing the Form of Election and Letter of Transmittal;

(4)	a Notice of Guaranteed Delivery to be used if none of the procedures for delivering your Global Signal stock certificate(s) can be completed on a timely basis; and

(5)	a Return Envelope for mailing items to the Exchange Agent, Mellon Investor Services LLC.

We make no recommendations as to whether you should elect to receive Crown Castle common stock, cash or a combination of both. You must make your own decision with respect to this election, bearing in mind the consideration you may receive and the tax consequences of the election you choose. You also should note that, if you receive Crown Castle common stock, the value of the shares you receive will depend on the market value of Crown Castle’s common stock as it trades over time.

Please complete the Form of Election and Letter of Transmittal, attach the stock certificate(s) representing the shares of Global Signal common stock covered by your Form of Election and Letter of Transmittal, or attach a properly completed Notice of Guaranteed Delivery, and deliver these items to Mellon Investor Services LLC. The Form of Election and Letter of Transmittal and your stock certificate(s), or Notice of Guaranteed Delivery, must be RECEIVED no later than the election deadline, which is 5:00 p.m., New York City time, on January 8, 2007. If you do not make a valid election, you will be deemed to have made an election to receive stock consideration for all of your shares of Global Signal common stock surrendered with the Form of Election and Letter of Transmittal.

We currently expect that the merger will be completed on January 12, 2007. In the event that the expected effective time of the merger and the election deadline change, the revised dates will be announced in a press release, on our web sites (www.crowncastle.com and www.gsignal.com) and in a filing with the Securities and Exchange Commission. You may also obtain up-to-date information regarding the election deadline by calling the Exchange Agent at 1-866-867-6197.

You can find additional information on the merger and related transactions in the Joint Proxy Statement/Prospectus dated November 29, 2006, available through the Securities and Exchange Commission’s website at http://www.sec.gov, as well as in the enclosed Instructions for Completing the Form of Election and Letter of Transmittal. The information contained in the Joint Proxy Statement/Prospectus speaks as of November 29, 2006, and does not reflect subsequent developments. However, it incorporates by reference subsequent filings with the Securities and Exchange Commission by Crown Castle and Global Signal. You should rely only on the information contained or expressly incorporated by reference in the Joint Proxy Statement/Prospectus. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in that document.

If you cannot locate your stock certificate(s), contact American Stock Transfer & Trust Co. at 1-800-937-5449. If you have any questions regarding the forms or the election process, contact Mellon Investor Services LLC at 1-888-867-6197.

Jeffrey A. Klopf Executive Vice President, General Counsel and Secretary Global Signal Inc.	Donald J. Reid, Jr. Corporate Secretary Crown Castle International Corp.

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 8, 2007 (THE “ELECTION DEADLINE”), WHICH IS THE THIRD BUSINESS DAY PRIOR TO THE SPECIAL MEETING OF THE GLOBAL SIGNAL STOCKHOLDERS THAT IS SCHEDULED TO TAKE PLACE ON JANUARY 11, 2007. IN THE EVENT THAT THE DATES OF THE SPECIAL MEETING AND THE ELECTION DEADLINE CHANGE, THE REVISED DATES WILL BE ANNOUNCED IN A LETTER TO GLOBAL SIGNAL STOCKHOLDERS, IN A PRESS RELEASE, ON OUR WEB SITES (WWW.CROWNCASTLE.COM AND WWW.GSIGNAL.COM) AND IN A FILING WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU MAY ALSO OBTAIN UP-TO-DATE INFORMATION REGARDING THE ELECTION DEADLINE BY CALLING THE EXCHANGE AGENT AT 1-888-867-6197.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Crown Castle International Corp. (“Crown Castle”) and Global Signal Inc. (“Global Signal”) have agreed that Global Signal will merge with and into CCGS Holdings LLC, a wholly owned subsidiary of Crown Castle, pursuant to the terms of the Agreement and Plan of Merger, dated October 5, 2006, among Global Signal, Crown Castle and CCGS Holdings LLC (the “merger agreement”). The merger will be considered at a special meeting of Global Signal stockholders to be held on January 11, 2007. Pending receipt of stockholder approvals and all necessary regulatory approvals, we currently expect that the merger will become effective on January 12, 2007.

As outlined in the November 29, 2006 Joint Proxy Statement/Prospectus mailed to you under separate cover, the terms of the merger agreement provide that each Global Signal stockholder has the opportunity to elect to receive, for each share of Global Signal common stock owned by such stockholder, either 1.61 shares of Crown Castle common stock (the “stock consideration”) or $55.95 in cash (the “cash consideration”). Stockholders may make an election for the stock consideration or the cash consideration with respect to all or any number of their Global Signal shares. The aggregate amount of cash consideration will be capped at $550 million and will be prorated among Global Signal’s stockholders who make elections for cash consideration to the extent that the aggregate amount of cash consideration elected exceeds the $550 million cap.

Global Signal stockholders who hold shares through you or your nominee may only make an election by providing you with their election instructions. If you no longer hold such shares on behalf of the beneficial owners, please forward these materials to the persons or entities presently holding Global Signal common stock in their own names. If they do not instruct you to complete and deliver a valid Form of Election and Letter of Transmittal, each of their shares will be converted into the right to receive stock consideration.

For your information and for forwarding to those of your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

(1)	a Form of Election and Letter of Transmittal, which includes a Substitute Form W-9 (facsimile copies of the Form of Election and Letter of Transmittal may be used);

(2)	Substitute Form W-9 Guidelines;

(3)	a proposed client letter, which you may wish to use to obtain instructions from your clients;

(4)	Instructions for Completing the Form of Election and Letter of Transmittal; and

(5)	a Notice of Guaranteed Delivery to be delivered with the completed Form of Election and Letter of Transmittal if none of the procedures for delivering the necessary Global Signal stock certificate(s) can be completed before the Election Deadline.

YOUR PROMPT ACTION IS REQUIRED: PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE.

For an election to be valid, the Exchange Agent, Mellon Investor Services LLC, must RECEIVE a duly executed and properly completed Form of Election and Letter of Transmittal (or facsimile thereof), including any required signature guarantees or other documents, together with the stock certificate(s) representing the surrendered shares or timely confirmation of their book-entry transfer, before the Election Deadline, which is 5:00 p.m., New York City time, on January 8, 2007. Shareholders whose certificate(s) are not immediately available or who cannot deliver such certificate(s) to the Exchange Agent, or cannot complete the procedures for book entry transfer prior to the Election Deadline, must surrender their shares according to the procedure for guaranteed delivery set forth in the enclosed Notice of Guaranteed Delivery.

No fees or commissions will be payable by Global Signal or Crown Castle, or any officer, director, stockholder, agent or other representative thereof, to any broker, dealer or other person for soliciting the surrender of shares pursuant to the election (other than fees paid to the Exchange Agent for its services in connection with the election and exchange process).

Any inquiries you may have with respect to the election should be addressed to Mellon Investor Services LLC at 1-888-867-6197.

Global Signal Inc.	Crown Castle International Corp.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF GLOBAL SIGNAL INC. OR CROWN CASTLE INTERNATIONAL CORP., THE EXCHANGE AGENT, OR ANY AFFILIATE OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 8, 2007 (THE “ELECTION DEADLINE”), WHICH IS THE THIRD BUSINESS DAY PRIOR TO THE SPECIAL MEETING OF THE GLOBAL SIGNAL STOCKHOLDERS THAT IS SCHEDULED TO TAKE PLACE ON JANUARY 11, 2007. IN THE EVENT THAT THE DATES OF THE SPECIAL MEETING AND THE ELECTION DEADLINE CHANGE, THE REVISED DATES WILL BE ANNOUNCED IN A LETTER TO GLOBAL SIGNAL STOCKHOLDERS, IN A PRESS RELEASE, ON CROWN CASTLE’S AND GLOBAL SIGNAL’S WEB SITES (WWW.CROWNCASTLE.COM AND WWW.GSIGNAL.COM, RESPECTIVELY) AND IN A FILING WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU MAY ALSO OBTAIN UP-TO-DATE INFORMATION REGARDING THE ELECTION DEADLINE BY CALLING THE EXCHANGE AGENT AT 1-888-867-6197.

To Our Clients:

Crown Castle International Corp. (“Crown Castle”) and Global Signal Inc. (“Global Signal”) have agreed that Global Signal will merge with and into CCGS Holdings LLC, a wholly owned subsidiary of Crown Castle, pursuant to the terms of the Agreement and Plan of Merger, dated October 5, 2006, among Global Signal, Crown Castle and CCGS Holdings LLC (the “merger agreement”). The merger will be considered at a special meeting of Global Signal stockholders to be held on January 11, 2007. Pending receipt of stockholder approvals and all necessary regulatory approvals, Crown Castle and Global Signal currently expect that the merger will become effective on January 12, 2007.

As outlined in the November 29, 2006 Joint Proxy Statement/Prospectus, mailed to you under separate cover, the terms of the merger agreement provide that each Global Signal stockholder has the opportunity to elect to receive, for each share of Global Signal common stock owned by such stockholder, either 1.61 shares of Crown Castle common stock (the “stock consideration”) or $55.95 in cash (the “cash consideration”). Stockholders may make an election for the stock consideration or the cash consideration with respect to all or any number of their Global Signal shares. The aggregate amount of cash consideration will be capped at $550 million and will be prorated among Global Signal’s stockholders who make elections for cash consideration to the extent that the aggregate amount of cash consideration elected exceeds the $550 million cap.

If you do not complete and deliver valid election instructions, you will lose your right to make an election, and you will receive the stock consideration for each of your Global Signal shares.

The election options are as follows:

(1)	Exchange each of your shares of Global Signal common stock for $55.95. Your cash election is subject to proration if the aggregate amount of the cash elections of all Global Signal stockholders exceeds $550 million. Check the box for payment option 1 in the “ELECTION INSTRUCTIONS” accompanying this letter if you would like to make an all cash election.

(2)	Exchange each of your shares of Global Signal common stock for 1.61 shares of Crown Castle common stock. Check the box for payment option 2 in the “ELECTION INSTRUCTIONS” accompanying this letter if you would like to make an all stock election.

(3)	Exchange a portion of your shares of Global Signal common stock for cash and the balance for shares of Crown Castle common stock. If you would like to make an election for cash with respect to a portion of your shares of Global Signal common stock, check the box and fill in the blank with the number of shares of Global Signal common stock you would like to exchange for cash in payment option 3 under the “ELECTION INSTRUCTIONS” accompanying this letter. You will receive $55.95 for each share of Global Signal common stock you elect to exchange for cash, subject to proration if the aggregate amount of the cash elections of all Global Signal stockholders exceeds $550 million. The balance of your shares of Global Signal common stock will each be exchanged for 1.61 shares of Crown Castle common stock.

Please instruct us how to exchange your shares. Because we are the holder of record for your shares, only we can make an election for your shares in accordance with your instructions. If you do not instruct us to make an election, we will not make an election for you and you will receive 1.61 shares of Crown Castle common stock for each of your shares of Global Signal common stock.

Please note the following:

•	The Election Deadline is 5:00 p.m., New York City time, on January 8, 2007, which is the third business day prior to the special meeting of the Global Signal stockholders that is scheduled to take place on January 11, 2007. Because there is only a limited period of time during which Global Signal stockholders can deliver the necessary election documents, it is imperative that we receive your instructions as soon as possible, in order to fulfill your instructions properly. You should note that if you validly make an election for stock consideration, the market value of the shares of Crown Castle common stock that you receive will depend on the price of such shares at the effective time of the merger. Information regarding Crown Castle stock prices can be obtained by calling the Exchange Agent at 1-888-867-6197.

•	If you miss our processing deadline and we are unable to comply with the election deadline as a result, you will receive shares of Crown Castle common stock for your shares of Global Signal common stock.

•	If you elect to receive all or a portion of your consideration in cash, Crown Castle and Global Signal cannot guarantee that you will receive your election choice. If the aggregate amount of the cash elections of all Global Signal stockholders exceeds the $550 million cash consideration cap, each Global Signal stockholder making a cash election will receive, for each share with respect to which such cash election has been made, (1) cash in an amount equal to (a) an amount equal to the product of $55.95 and $550 million divided by (b) the aggregate amount of cash elected by all of the Global Signal stockholders (such amount, the “prorated cash amount”) and (2) a number of shares of Crown common stock equal to (a) an amount equal to $55.95 minus the prorated cash amount divided by (b) $34.75.

•	Crown Castle will not issue fractional shares in the merger. Instead, each holder of shares of Global Signal common stock who would otherwise be entitled to receive a fraction of a share of Crown Castle common stock (after taking into account all Global Signal stock certificates delivered by such holder) shall receive an amount in cash (without interest) equal to the product of (1) such fractional share interest to which such holder would otherwise be entitled by (2) $34.75.

•	This election applies only to those shares of Global Signal common stock that we hold beneficially for you. If you have shares of Global Signal common stock registered directly with Global Signal, you will receive additional election materials and will need to complete the Form of Election and Letter of Transmittal that you receive in those materials in order to make a valid election with respect to such shares.

•	Because individual circumstances may differ, you should consult your tax advisor to determine the tax effect to you of receiving shares of Crown Castle common stock and/or cash, including the application and effect of foreign, state, local or other tax laws.

Please provide your signed instructions below:

ELECTION INSTRUCTIONS

1.	☐	Exchange all of my shares of Global Signal common stock for cash

2.	☐	Exchange all of my shares of Global Signal common stock for shares of Crown Castle common stock

3.	☐	Exchange of my shares of Global Signal common stock for cash, and exchange the balance of my shares of Global Signal common stock for shares of Crown Castle common stock

If you do not make a valid election, you will be deemed to have made an election to receive 1.61 shares of Crown Castle common stock for each of your shares of Global Signal common stock.

Account Number

Signature of Accountholder	Signature of Accountholder (if joint account)	Daytime Phone, including Area Code

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE ELECTING ACCOUNTHOLDER. IF DELIVERED BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE DELIVERY.

If you have any questions, please contact us or contact Mellon Investor Services LLC, directly, at 1-888-867-6197.

IMPORTANT TAX INFORMATION

Under the Federal income tax law, you are subject to certain penalties as well as withholding of tax at the applicable rate if you have not provided us with your correct social security number or other taxpayer identification number. Please read this notice carefully.

You (as a payee) are required by law to provide us (as payer) with your correct taxpayer identification number. If you are an individual, your taxpayer identification number is your social security number. Otherwise, your taxpayer identification number is the employer identification number issued by the IRS. If you have not provided us with your correct taxpayer identification number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, interest, dividends, and other payments that we make to you may be subject to backup withholding.

If backup withholding applies, a payor is required to withhold at the IRS mandated applicable rate from interest, dividends and other payments made to you. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Enclosed is a reply envelope in which you must return the enclosed Form of Election and Letter of Transmittal, including the Substitute Form W-9 in Box 2 thereof, to furnish us your correct name and taxpayer identification number. Please read the instructions below, sign and date Box 2 of the Form of Election and Letter of Transmittal and return to us.

INSTRUCTIONS FOR SUBSTITUTE FORM W-9 FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER

(Selection references to the Internal Revenue Code.)

Purpose of Form.– A person who is required to file an information return with the IRS must obtain your correct TIN to report income paid to you, real estate transactions, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. Use Form W-9 to furnish your correct TIN to the requester (the person asking you to furnish your TIN) and, when applicable, (1) to certify that the TIN you are furnishing is correct (or that you are waiting for a number to be issued), (2) to certify that you are not subject to backup withholding, and (3) to claim exemption from backup withholding if you are an exempt payee. Furnishing your correct TIN and making the appropriate certifications will prevent certain payments from being subject to backup withholding.

Note: If a requester gives you a form other than a W-9 to request your TIN, you must use the requester’s form.

How To Obtain a TIN.–If you do not have a TIN, apply for one immediately. To apply, get Form SS-5, Application for a Social Security Number Card (for individuals), from your local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local IRS office.

        To complete Form W-9 if you do not have a TIN, write “Applied for” in the space for the TIN, sign and date the form, and give it to the requester. Generally, you will then have 60 days to obtain a TIN and furnish it to the requester. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN to the requester. For reportable interest or dividends payments, the payer must exercise one of the following options concerning backup withholding during this 60-day period. Under option (1), a payer must backup withhold on any withdrawals you make from your account after 7 business days after the requester receives this form back from you. Under option (2), the payer must backup withhold on any reportable interest or dividend payments made to your account, regardless of whether you make any withdrawals. The backup withholding under option (2) must begin no later than 7 business days after the requester receives this form back. Under option (2), the payer is required to refund the amounts withheld if your certified TIN is received within the 60-day period and you were not subject to backup withholding during that period.

Note: Writing “Applied for” on the form means that you have already applied for a TIN OR that you intend to apply for one in the near future.

As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and give it to the requester.

What is Backup Withholding?–Persons making certain payments to you are required by the IRS to withhold at the applicable rate from payments that meet certain conditions. This is called “backup withholding.” Payments that could be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee compensation, and certain payments from fishing boat operators, but do not include real estate transactions.

If you give the requester your correct TIN, make the appropriate certifications, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding. Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester, or

2. The IRS notifies the requester that you furnished an incorrect TIN, or

3. You are notified by the IRS that you are subject to backup withholding because you failed to report all your interest and dividends on your tax return (for reportable interest and dividends only), or

4. You fail to certify to the requester that you are not subject to backup withholding under (3) above (for reportable interest and dividend accounts opened after 1983 only), or

5. You fail to certify your TIN. This applies only to reportable interest, dividend, broker, or barter exchange accounts opened after 1983, or broker accounts considered inactive in 1983.

Except as explained in (5) above, other reportable payments are subject to backup withholding only if (1) or (2) above applied. Certain payees and payments are exempt from backup withholding and information reporting. See Payees and Payments Exempt From Backup Withholding, below and Exempt Payees and Payments under Specific Instructions, below, if you are an exempt payee.

Payees and Payments Exempt From Backup Withholding–The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt payees except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker as exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividend, and payments by certain fishing boat operators.

(1) A corporation. (2) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7). (3) The United States or any of its agencies or instrumentalities. (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities. (5) A foreign government or any of its political subdivisions, agencies, or instrumentalities. (6) An international organization or any of its agencies or instrumentalities. (7) A foreign central bank of issue. (8) A dealer in securities or commodities required to register in the United States or a possession of the United States. (9) A futures commission merchant registered with the Commodity Futures Trading Commission. (10) A real estate investment trust (11) An entity registered at all times during the tax year under the Investment Company Act of 1940. (12) A common trust fund operated by a bank under section 584(a). (13) A financial institution. (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List. (15) A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends generally not subject to backup withholding include the following:

• Payments to nonresident aliens subject to withholding under section 1441.

• Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner.

• Payments of patronage dividends not paid in money.

• Payments made by certain foreign organizations.

• Payments of interest generally not subject to backup withholding include the following:

• Payments of interest on obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct TIN to the payer.

• Payments of tax-exempt interest (including exempt-interest dividends under section 852).

• Payments described in section 6049(b)(5) to nonresident aliens.

• Payments on tax-free covenant bonds under section 1451.

• Payments made by certain foreign organizations.

• Mortgage interest paid by you.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A6042, 6044, (a), 6045, 6049, 6050A, and 6050N, and their regulations.

Penalties

Failure To Furnish TIN.—If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis that results in no of backup withholding, you are subject to a $500 penalty.

Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Specific Instructions

Name.—If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card and your new last name.

If you are a sole proprietor, you must furnish your individual name and either your SSN or EIN. You may also enter your business name on Form W-9. Enter your name(s) as shown on your social security card and/or as it was used to apply for your EIN on Form SS-4.

Signing the Certification.—

(1) Interest, Dividend, and Barter Exchange Accounts Opened Before 1984 and Broker Accounts Considered Active During 1983.—You are required to furnish your correct TIN, but you are not required to sign the certification.

(2) Interest, Dividend, Broker and Barter Exchange Accounts Opened After 1983 and Broker Accounts Considered Inactive During 1983.—You must sign the certification or backup with- holding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item (2) in the certification before signing the form.

(3) Real Estate Transactions.—You must sign the certification. You may cross out item (2) of the certification.

(4) Other Payments.—You are required to furnish your correct TIN, but you are not required to sign the certification unless you have been notified of an incorrect TIN. Other payments include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services, payments to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.

(5) Mortgage Interest Paid by You, Acquisition or Abandonment of Secured Property, or IRA Contributions.—You are required to furnish your correct TIN, but you are not required to sign the certification.

(6) Exempt Payees and Payments.—If you are exempt from backup withholding, you should complete this form to avoid possible erroneous backup withholding. Enter your correct TIN write “EXEMPT” on Form W-9, sign and date the form. If you are a nonresident alien or foreign entity not subject to backup withholding, give the requester a completed Form W-8, Certificate of Foreign Status.

(7) TIN “Applied For.”—Follow the instructions under How To Obtain a TIN, on page 1, sign and date this form.

Signature.—For a joint account, only the person whose TIN is shown in Part I should sign the form.

Privacy Act Notice.—Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA.

The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold the applicable taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

What Name and Number to Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]

3. The Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]

4. a. The usual revocablesavings trust (grantor is also trustee)	The grantor-trustee[1]

b. So-called trust accountthat is not a legal Or valid trust under state law	The actual owner[1]

5. Sole proprietorship	The owner[3]
For this type of account:	Give name and EIN of:
6. Sole proprietorship	The owner[3]

7. A valid trust, estate, or pension trust	Legal entity[4]

8. Corporate	The corporation

9. Association, club religious, charitable, educational, or other tax-exempt organization	The organization

10. Partnership	The partnership

11. A broker or registered nominee	The broker or nominee

12. Account with the Departmentof Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

[1]	List first and circle the name of the person whose number you furnish.
[2]	Circle the minor’s name and furnish the minor’s social security number.
[3]	Show the individual’s name. See item 5 or 6. You may also enter your business name.
[4]	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Revised Dec, 2001

GLOBAL SIGNAL INC. LETTER OF TRANSMITTAL

Effective [            ], 2007, Global Signal Inc. merged with and into CCGS Holdings LLC, a wholly owned subsidiary of Crown Castle International Corp. This Letter of Transmittal must accompany your certificates representing shares of Global Signal Inc. common stock in order to exchange those shares for shares of Crown Castle common stock in connection with the merger. See the instructions on the reverse side.

I/we the undersigned, surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of Global Signal Inc. common stock represented by the enclosed certificates, have full authority to surrender these certificate(s) and give the instructions in this Letter of Transmittal and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Œ	Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X | | Signature of Stockholder Date Daytime Telephone #
X | | Signature of Stockholder Date Daytime Telephone #

 SUBSTITUTE FORM W-9
PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.	è

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:		Date:

Ž List only certificate(s) surrendering here.	Certificate No(s).	Number of Shares

TOTAL CERTIFICATED SHARES
 Certificated Shares Presented

Please complete the back if you would like to transfer ownership or request special mailing.

 AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED Taxpayer ID or Social Security Number

TOTAL SHARES LOST +
Please Fill In Certificate No(s). if Known	Number of Shares

Attach separate schedule if needed

By signing this form I/we swear, depose and state that: I/we am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I/We hereby agree to surrender the securities for cancellation should I/we, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Global Signal Inc., Crown Castle International Corp., all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/we agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder)		on this (date)
	(Deponent) (Indemnitor) (Heirs Individually)		Month	Day	Year

Social Security #	Date	Notary Public

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

 1.     Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:

•      Enter number of share(s) lost                     X (Cash Rate) $XXXXX.XX =    $                     share value

•      If the share value exceeds $500,000, or if the shareholder is foreign, do not complete this affidavit. Complete only the Transmittal Form and contact Mellon Investor Services regarding the lost certificate(s).

 2.     Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.

•      The surety premium equals 1% (.01) of the share value noted in line 1 above: $                     X (1%) or (.01) =      $                     Surety Premium

 3.     Add the service fee based on the share value fee guide noted below                                          $                     Service Fee

•      If the share value is less than or equal to $250.00, the Service Fee = $50.00

•      If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00

•      If the share value is greater than $3,000.00, the Service Fee = $200.00

 4.     Total amount due (add lines 2 & 3)                                                                                   $                     Total Amount

 Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to Mellon Investor  Services.

‘	SPECIAL TRANSFER INSTRUCTIONS

If you want your share certificates for shares of Crown Castle common stock, check for fractional shares, and/or check for cash to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion

Name (please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)

Address (Number and Street)	(Name of Guarantor - Please Print)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

Œ	Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1 and, after completing all other applicable sections, return this form and your stock certificates in the enclosed envelope.

	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services LLC may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

Ž	Your certificate number(s) and share(s) and/or the total certificated share(s) you hold are shown in Box 3.

	Please indicate the total number of certificated share(s) of Global Signal Inc. common stock you are presenting in Box 4.

	If you cannot locate some or all of your Global Signal Inc. stock certificates, please follow the instructions provided and complete Box 5.

‘	If you want share certificates for shares of Crown Castle common stock, a check for fractional shares, and/or a check for cash to be issued in another name, complete the Special Transfer Instructions in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

Please refer to the instructions included in your packet for additional information.

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:	1-888-867-6197 (Toll Free)
From outside the U.S.:	1-201-680-6590 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier:	By Hand:

Mellon Investor Services LLC	Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Reorganization Dept.	Attn: Reorganization Dept.	Attn: Reorganization Dept.
P.O. Box 3448	480 Washington Boulevard	120 Broadway, 13th Floor
South Hackensack, NJ 07606	Mail Drop–Reorg	New York, NY 10271
Jersey City, NJ 07310